UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): January 3, 2013

001-33635

(Commission file number)

CARDIUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0075787
(State of incorporation)	(IRS Employer Identification No.)

12255 El Camino Real, Suite 250 San Diego, California 92130	(858) 436-1000
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On January 3, 2013, Cardium Therapeutics, Inc. (“Cardium”) issued a press release announcing a distribution agreement with Academy Medical, LLC to market, sell and distribute Excellagen to U.S. government medical providers, including the Veterans Administration healthcare system and military hospitals. On January 4, 2013, Cardium announced that it will provide a corporate update and report on new Cardium initiatives at the Biotech Showcase 2013 Conference, being held at the Parc 55 Wyndham San Francisco Union Square Hotel, on Monday, January 7, 2013 at 2:15 p.m. (Pacific). The presentation will be available live and by replay and can be accessed at http://www.media-server.com/m/p/xv9nyge4 or at Cardium’s website at http://phx.corporate-ir.net/phoenix.zhtml?c=77949&p=irol-calendar, and an updated investor presentation is now available on Cardium’s website at http://phx.corporate-ir.net/phoenix.zhtml?c=77949&p=irol-presentations. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press Release of Cardium issued on January 3, 2013

99.2	Press Release of Cardium issued on January 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIUM THERAPEUTICS, INC.

Date: January 4, 2013	By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer